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                                                                      EXHIBIT 10



                   FIRST AMENDMENT TO EMPLOYMENT AGREEMENT



        THIS AGREEMENT (the "First Amendment"), made as of the 30th day of June, 1997, is intended to amend a certain Employment Agreement, hereinafter the "Employment Agreement," dated as of the 1st day of January, 1992 by and between Harris J. Ashton (the "Executive") and the General Host Corporation (the "Company");

        WHEREAS, the Executive has been employed by the Company for more than thirty-one years and for twenty-five years has been, and currently is, serving as Chairman of the Board of Directors of the Company (the "Board") and Chief Executive Officer of the Company;

        WHEREAS, the Company desires that the Executive continue to serve as Chairman of the Board and Chief Executive Officer of the Company and the Executive is willing to continue to serve as Chairman of the Board and Chief Executive Officer of the Company on the terms and conditions as hereinafter set forth in this amendment (the "Amendment");

        WHEREAS, the Executive and the Company additionally desire to clarify several other provisions of the Employment Agreement;

        NOW, THEREFORE, based upon the mutual promises and conditions contained herein, the parties hereto do hereby agree that the Employment Agreement shall be amended as follows:

        1. Section 2, entitled "Term of Employment," is amended to read in its entirety as follows:

        The term of employment pursuant to this Agreement shall commence on January 1, 1992, and shall continue through the close of business on December 31, 2000, subject to the terms and conditions of this Agreement.

        2. Section 4, entitled "Salary," is amended by deleting the provision immediately following the table and by adding the following sentence after the table:

The minimum base salary for each year during the term of this Agreement beginning with 1998 shall be increased by 5% of the minimum base salary for the immediately preceding year; provided, however, that nothing in this Agreement shall preclude the Company from paying the Executive a base salary in excess of that set forth herein for all or part of any calendar year during the term of this Agreement.


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         3.    All of the remaining terms of the Agreement, to the extent they are not inconsistent with the terms hereof, shall remain in full force and effect, without amendment or modification.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.



                                                GENERAL HOST CORPORATION


                                                By: Theodore Everingham
                                                   ----------------------------

                                                Title:  Vice President, General
                                                        Counsel & Secretary



                                                 Harris J. Ashton
                                                ---------------------------
                                                Harris J. Ashton